UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 27, 2020, Nevro Corp. (“Nevro” or the “Company”) entered into a settlement agreement in regards to its patent infringement lawsuit against Stimwave Technologies, Inc. filed in the United States District for the District of Delaware (the “Delaware District Court”) on February 14, 2019. Pursuant to the terms of the settlement agreement, Stimwave has agreed to the entry of a permanent injunction in the Delaware District Court, and will cease worldwide commercialization of spinal cord stimulation therapy that includes pulse frequencies between 1,500 Hz and 100,000 Hz. After the Delaware District Court enters the permanent injunction, the case (including Stimwave’s appeal of the preliminary injunction order) will be dismissed. As part of the permanent injunction filing with the Delaware District Court, Stimwave acknowledges the validity of the patents Nevro asserted in the litigation.

On February 28, 2020, Nevro filed a lawsuit for patent infringement against Nalu Medical, Inc. (“Nalu”) in the Delaware District Court asserting that Nalu is infringing Nevro’s patents covering inventions relating to Nevro’s Senza® system and HF10® therapy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: February 28, 2020	By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Chief Financial Officer